Exhibit 99.1

FOR IMMEDIATE RELEASE		NYSE:ARI
CONTACT:	Hilary Ginsberg
Investor Relations
(212) 822-0767

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC. REPORTS

THIRD QUARTER 2013 FINANCIAL RESULTS AND DECLARES

A $0.40 PER COMMON SHARE QUARTERLY DIVIDEND

New York, NY, November 4, 2013 – Apollo Commercial Real Estate Finance, Inc. (the “Company” or “ARI”) (NYSE:ARI) today reported financial results for the three and nine months ended September 30, 2013.

Third Quarter 2013 Highlights

•	Generated $18.8 million of net interest income from the Company’s $843 million investment portfolio, which had a current weighted average underwritten internal rate of return (“IRR”) of approximately 12.9% and a levered weighted average underwritten IRR of approximately 13.9% at September 30, 2013;

•	Closed three loan transactions totaling $98.9 million;

•	Reached an agreement to make a $50 million (€38 million) investment in an entity that has agreed to acquire a minority participation in KBC Bank Deutschland AG, the German subsidiary of Belgian KBC Group NV;

•	Deployed $20.6 million of equity to purchase $91.4 million of legacy commercial mortgage backed securities (“CMBS”) originally rated AAA. ARI financed the balance utilizing the Company’s new repurchase facility with UBS AG (the “UBS Facility”); and

•	Subsequent to quarter end, closed a $47 million mezzanine loan and deployed additional equity into CMBS, bringing year-to-date investment activity to $431.9 million.

“ARI had another solid quarter of operating and financial results, as the Company made significant progress deploying available capital into a variety of commercial real estate debt investments,” said Stuart Rothstein, Chief Executive Officer and President of the Company. “ARI’s investment portfolio continues to expand and diversify, as the Company completed its first transaction in the healthcare sector and opportunistically deployed capital into legacy CMBS. Our pipeline for new investments remains healthy and we are confident in our ability to put the remainder of our available capital to work at attractive returns.”

Third Quarter 2013 Operating Results

The Company reported Operating Earnings (a non-GAAP financial measure as defined below) of $13.3 million, or $0.35 per share, for the three months ended September 30, 2013, as compared to Operating Earnings of $9.2 million, or $0.44 per share, for the three months ended September 30, 2012. Net income available to common stockholders for the three months ended September 30, 2013 was $11.0 million, or $0.29 per share, as compared to net income available to common stockholders of $11.0 million, or $0.52 per share, for the three months ended September 30, 2012.

For the nine months ended September 30, 2013, the Company reported Operating Earnings of $37.0 million, or $1.05 per share, as compared to Operating Earnings of $26.5 million, or $1.27 per share, for the nine months ended September 30, 2012. Net income available to common stockholders for the nine months ended September 30, 2013 was $31.0 million, or $0.88 per share, as compared to net income available to common stockholders of $30.0 million, or $1.43 per share, for the nine months ended September 30, 2012.

Third Quarter Investment and Portfolio Activity

New Investments – During the third quarter of 2013, ARI closed three transactions totaling $98.9 million. The transactions include the following:

•	$14.0 million fixed rate mezzanine loan (purchased for $13.6 million or approximately 97% of face value) with a remaining nine-year term, secured by a pledge of the equity interest in a borrower that owns the office component of a 432,717 square foot building located in downtown New York City. ARI’s loan basis represents an underwritten loan-to-value (“LTV”) of 70%. The mezzanine loan has been underwritten to generate an IRR of approximately 13%;

•	$22.5 million mezzanine loan secured by a pledge of the equity interest in a borrower that owns a mixed-use property located in the central business district of Pittsburgh, PA and consists of (i) a 27-story multi-tenant office building, (ii) an adjoining 616-key convention center hotel, and (iii) a 479-space underground parking garage. The mezzanine loan has a three-year initial term and two one-year extension options, at the borrower’s option, subject to certain conditions. ARI’s loan basis represents an appraised LTV of 69%. The mezzanine loan has been underwritten to generate an IRR of approximately 12%; and

•	$62.4 million whole loan, which is split into a $33.0 million first mortgage and a $29.4 million mezzanine loan secured by a pledge of the equity interests in a borrower that owns an eight-story commercial building in the Greenwich Village section of New York City. The whole loan will fund the conversion of the existing building into a 12-story luxury residential condominium consisting of approximately 37,000 square feet comprising eight residential units and approximately 3,600 square feet of ground-floor retail space. The whole loan has a three year term, including one 12-month extension option, at the borrower’s option, subject to certain conditions. On a fully funded basis, the whole loan represents an appraised loan-to-net-sellout of 55%. The whole loan has been underwritten to generate an IRR of approximately 14%.

Repayment of Investment – In September 2013, ARI received principal repayment from two senior sub-participation interests in a first mortgage loan ($23.8 million of aggregate face value) that the Company purchased for $17.9 million. The Company realized a 25% IRR on this investment.

KBC Bank Deutschland AG – In September 2013, the Company, together with other affiliates of Apollo Global Management, LLC, reached an agreement to make an investment in an entity that has agreed to acquire a minority participation in KBC Bank Deutschland AG (“KBCD”), the German subsidiary of Belgian KBC Group NV. ARI committed to invest up to approximately $50 million (€38 million), representing approximately 21% of the ownership. The acquisition is subject to antitrust and regulatory approval, which is expected to take approximately nine months. As such, there is no assurance the acquisition will close.

CMBS Investment and UBS Facility – During the quarter, the Company acquired legacy CMBS originally rated AAA with an aggregate purchase price of $91.4 million and a weighted average life of approximately 3.8 years. ARI financed the CMBS utilizing $91.4 million of borrowings under the UBS Facility and additionally pledged $20.6 million of cash with respect to such borrowings. The UBS Facility provides for a maximum aggregate purchase price of $133.3 million and has a four-year term plus a one-year extension option. The CMBS investment has been underwritten to generate an IRR of approximately 15%.

Quarter End Portfolio Summary

The following table sets forth certain information regarding the Company’s investments at September 30, 2013 ($ amounts in thousands):

Description	Amortized Cost	Weighted Average Yield	Debt	Cost of Funds	Equity at Cost(1)	Current Weighted Average IRR (2)	Levered Weighted Average IRR(3)
First mortgage loans	$160,893	9.4%	$3	2.7%	$160,890	10.7%	14.5%
Subordinate loans	394,554	12.7	—	—	394,554	13.4	13.4
CMBS	218,019	5.3	180,626	1.9	36,760	15.4	15.4
CMBS – Hilton	69,587	12.3	46,538	1.9	23,049	16.6	16.6

Total	$843,053	10.2%	$227,167	1.9%	$615,253	12.9%	13.9%

(1)	Includes $15,794 of restricted cash related to the UBS Facility and $16,427 of future borrowings related to unsettled trades at September 30, 2013.

(2)	The IRR for the investments shown in the above table reflect the returns underwritten by ACREFI Management, LLC, the Company’s external manager (the “Manager”), calculated on a weighted average basis assuming no dispositions, early prepayments or defaults but assuming that extension options are exercised and that the cost of borrowings under the master repurchase agreement with Wells Fargo Bank, N.A. (the “Wells Facility”) remains constant over the remaining terms and extension terms under this facility. With respect to certain loans, the IRR calculation assumes certain estimates with respect to the timing and magnitude of future fundings for the remaining commitments and associated loan repayments, and assumes no defaults. IRR is the annualized effective compounded return rate that accounts for the time-value of money and represents the rate of return on an investment over a holding period expressed as a percentage of the investment. It is the discount rate that makes the net present value of all cash outflows (the costs of investment) equal to the net present value of cash inflows (returns on investment). It is derived from the negative and positive cash flows resulting from or produced by each transaction (or for a transaction involving more than one investment, cash flows resulting from or produced by each of the investments), whether positive, such as investment returns, or negative, such as transaction expenses or other costs of investment, taking into account the dates on which such cash flows occurred or are expected to occur, and compounding interest accordingly. There can be no assurance that the actual IRRs will equal the underwritten IRRs shown in the table. See “Item 1A—Risk Factors—The Company may not achieve its underwritten internal rate of return on its investments which may lead to future returns that may be significantly lower than anticipated” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 for a discussion of some of the factors that could adversely impact the returns received by the Company from the investments shown in the table over time.
(3)	Substantially all of the Company’s borrowings under the Company’s master repurchase agreement with JPMorgan Chase Bank, N.A. (the “JPMorgan Facility”) were repaid. The Company’s ability to achieve its underwritten levered weighted average IRR with regard to its portfolio of first mortgage loans is additionally dependent upon the Company re-borrowing approximately $53,000 under the JPMorgan Facility or any replacement facility. Without such re-borrowing, the levered weighted average IRRs will be as indicated in the Current Weighted Average IRR column above.

Book Value

The Company’s GAAP book value per share at September 30, 2013 was $16.18 as compared to $16.26 at June 30, 2013. For purposes of GAAP accounting, the Company carries loans at amortized cost and its CMBS are marked to market. Management has estimated that the fair value of the Company’s financial assets at September 30, 2013 was approximately $10.0 million greater than the carrying value of the Company’s investment portfolio as of the same date. This represents a premium of $0.26 per share over the Company’s GAAP book value as of September 30, 2013, and results in an estimated market value per share of approximately $16.44.

Subsequent Events

Mezzanine Participations – Subsequent to the end of the quarter, ARI purchased $47 million of mezzanine participations secured by a pledge of the equity interests in a borrower that owns a healthcare portfolio consisting of 193 skilled nursing facilities, long-term acute care hospitals and senior housing facilities. The mezzanine participations, which ARI purchased at par, have a remaining nine-month term and are part of a $92 million floating-rate senior mezzanine loan. ARI’s loan basis, inclusive of cash held for collateral, represents an underwritten LTV of 58%. The mezzanine participations were underwritten to generate an IRR of approximately 12%.

CMBS Investments – Subsequent to the end of the quarter, ARI acquired additional legacy CMBS originally rated AAA, with an aggregate purchase price of $18.0 million and a weighted average life of approximately 3.6 years. To finance the purchase of the CMBS, ARI used $18.0 million of borrowings under the UBS Facility and pledged $4.0 million of cash with respect to such borrowings.

Loan Repayment – Subsequent to the end of the quarter, ARI received principal repayment from a $25 million mezzanine loan secured by a portfolio of hotels in New York City. Following the repayment, ARI realized a 12% IRR on its investment.

Dividend – The Board of Directors declared a dividend of $0.40 per share of common stock, which is payable on January 13, 2014 to common stockholders of record on December 31, 2013.

Election of Director – On November 4, 2013, the Board of Directors elected Scott Prince to the Board of Directors of ARI as an independent director. Mr. Prince served as Co-Managing Partner of Skybridge Capital from 2007 until January 2012. Prior to Skybridge, Mr. Prince was a Partner at Eton Park Capital Management from its launch in 2004 until 2007. Mr. Prince also was appointed as a member of the Audit Committee of the Board of Directors of ARI.

Definition of Operating Earnings

Operating Earnings is a non-GAAP financial measure that is used by the Company to approximate cash available for distribution and is defined by the Company as net income available to common stockholders, computed in accordance with GAAP, adjusted for (i) equity-based compensation expense (a portion of which may become cash-based upon final vesting and settlement of awards should the holder elect net share settlement to satisfy income tax withholding) and (ii) any unrealized gains or losses or other non-cash items included in net income available to common stockholders.

Reconciliation of Operating Earnings to Net Income Available to Common Stockholders

The tables below reconcile Operating Earnings and Operating Earnings per share with net income available to common stockholders and net income available to common stockholders per share for the three and nine months ended September 30, 2013 and the three and nine months ended September 30, 2012 ($ amounts in thousands):

	Three Months Ended September 30, 2013	Earnings Per Share (Diluted)	Three Months Ended September 30, 2012	Earnings Per Share (Diluted)
Operating Earnings:
Net income available to common stockholders	$11,041	$0.29	$10,992	$0.52
Adjustments:
Unrealized (gain)/loss on securities	1,472	0.04	(3,010)	(0.14)
Unrealized gain on derivative instruments	(25)	—	(40)	—
Equity-based compensation expense	784	0.02	1,276	0.06

Total adjustments:	2,231	0.06	(1,774)	(0.08)

Operating Earnings	$13,272	$0.35	$9,218	$0.44

Basic weighted average Common shares outstanding:	36,883,002		20,571,478
Diluted weighted average Common shares outstanding:	37,379,469		20,992,312

	Nine Months Ended September 30, 2013	Earnings Per Share (Diluted)	Nine Months Ended September 30, 2012	Earnings Per Share (Diluted)
Operating Earnings:
Net income available to common stockholders	$31,041	$0.88	$29,995	$1.43
Adjustments:
Unrealized (gain)/loss on securities	3,973	0.11	(6,473)	(0.31)
Unrealized gain on derivative instruments	(155)	—	(228)	(0.01)
Equity-based compensation expense	2,095	0.06	3,244	0.16

Total adjustments:	5,913	0.17	(3,457)	(0.16)

Operating Earnings	$36,954	$1.05	$26,538	$1.27

Basic weighted average Common shares outstanding:	34,647,941		20,567,772
Diluted weighted average Common shares outstanding:	35,103,285		20,983,429

Teleconference Details:

Members of the public who are interested in participating in the Company’s third quarter earnings teleconference call should dial from the U.S., (877) 331-6553, or from outside the U.S., (760) 666-3769, shortly before 10:00 a.m. and reference the Apollo Commercial Real Estate Finance, Inc. Teleconference Call (number 79604753). Please note the teleconference call will be available for replay beginning at 12:00 p.m. on Tuesday, November 5, 2013, and ending at midnight on Monday, November 11, 2013. To access the replay, callers from the U.S. should dial (855) 859-2056 and callers from outside the U.S. should dial (404) 537-3406, and enter conference identification number 79604753.

Webcast:

The conference call will also be available on the Company’s website at www.apolloreit.com. To listen to a live broadcast, please go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 30 days on the Company’s website.

Supplemental Information

The Company provides supplemental financial information to offer more transparency into its results and make its reporting more informative and easier to follow. The supplemental financial information is available in the investor relations section of the Company’s website at www.apolloreit.com.

About Apollo Commercial Real Estate Finance, Inc.

Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI) is a real estate investment trust that primarily originates, invests in, acquires and manages performing commercial real estate mortgage loans, subordinate financings, CMBS and other commercial real estate-related debt investments throughout the U.S. The Company is externally managed and advised by ACREFI Management, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, LLC, a leading global alternative investment manager with approximately $113 billion of assets under management at June 30, 2013.

Additional information can be found on the Company’s website at www.apolloreit.com.

Dividend Reinvestment Plan

The Company adopted a Direct Stock Purchase and Dividend Reinvestment Plan (the “Plan”). The Plan provides new investors and existing holders of the Company’s common stock with a convenient and economical method to purchase shares of its common stock. By participating in the Plan, participants may purchase additional shares of the Company’s common stock by reinvesting some or all of the cash dividends received on their shares of the Company’s common stock. In addition, the Plan permits participants to make optional cash investments of up to $10,000 per month, and, with the Company’s prior approval, optional cash investments in excess of $10,000 per month, for the purchase of additional shares of the Company’s common stock.

The Plan is administered by a division of Wells Fargo Bank, N.A. (“Wells”). Stockholders and other persons may obtain a copy of the Plan prospectus and an enrollment form by contacting Wells at (800) 468-9716 or (651) 450-4064, if outside the United States, or visiting Wells’ website at www.shareowneronline.com.

This communication does not constitute an offer to sell or the solicitation of an offer to buy securities.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives. When used in this release, the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; the Company’s ability to deploy the proceeds of its capital raises or acquire its target assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Apollo Commercial Real Estate Finance, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands—except share and per share data)

	September 30, 2013	December 31, 2012
Assets:
Cash	$86,824	$108,619
Restricted cash	15,794	—
Securities available-for-sale, at estimated fair value	37,559	67,079
Securities, at estimated fair value	250,660	211,809
Commercial mortgage loans, held for investment	160,893	142,921
Subordinate loans, held for investment	394,554	246,246
Repurchase agreements, held for investment	—	6,598
Interest receivable	5,673	4,277
Deferred financing costs, net	794	678
Other assets	—	203

Total Assets	$952,751	$788,430

Liabilities and Stockholders’ Equity
Liabilities:
Borrowings under repurchase agreements	$227,167	$225,158
Investments purchased, not yet settled	21,299	—
Derivative instruments, net	—	155
Accounts payable and accrued expenses	1,719	1,265
Payable to related party	2,656	2,037
Dividends payable	17,023	12,891

Total Liabilities	269,864	241,506

Stockholders’ Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized and 3,450,000 shares issued and outstanding in 2013 and 2012	35	35
Common stock, $0.01 par value, 450,000,000 shares authorized, 36,883,467 and 28,044,106 shares issued and outstanding in 2013 and 2012, respectively	369	280
Additional paid-in-capital	696,337	546,065
Retained earnings (accumulated deficit)	(13,235)	574
Accumulated other comprehensive loss	(619)	(30)

Total Stockholders’ Equity	682,887	546,924

Total Liabilities and Stockholders’ Equity	$952,751	$788,430

Apollo Commercial Real Estate Finance, Inc. and Subsidiaries

Condensed Consolidated Statement of Operations (Unaudited)

(in thousands—except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Net interest income:
Interest income from securities	$2,533	$3,674	$8,634	$12,227
Interest income from commercial mortgage loans	4,954	2,825	12,222	7,851
Interest income from subordinate loans	12,184	6,144	35,137	17,316
Interest income from repurchase agreements	—	2,361	2	5,920
Interest expense	(885)	(1,768)	(2,909)	(6,939)

Net interest income	18,786	13,236	53,086	36,375

Operating expenses:
General and administrative expenses (includes $784 and $2,095 of equity-based compensation in 2013 and $1,276 and $3,244 in 2012, respectively)	(1,793)	(2,430)	(5,126)	(7,229)
Management fees to related party	(2,625)	(1,518)	(7,384)	(4,099)

Total operating expenses	(4,418)	(3,948)	(12,510)	(11,328)
Interest income from cash balances	3	—	19	1
Realized gain on sale of securities	—	—	—	262
Unrealized gain (loss) on securities	(1,472)	3,010	(3,973)	6,473
Loss on derivative instruments (includes $25 and $155 of unrealized gains in 2013 and $40 and $228 of unrealized gains in 2012, respectively)	1	(87)	(1)	(569)

Net income	12,900	12,211	36,621	31,214

Preferred dividend	(1,859)	(1,219)	(5,580)	(1,219)

Net income available to common stockholders	$11,041	$10,992	$31,041	$29,995

Basic and diluted net income per share of common stock	$0.29	$0.52	$0.88	$1.43

Basic weighted average common shares outstanding	36,883,002	20,571,478	34,647,941	20,567,772

Diluted weighted average common shares outstanding	37,379,469	20,992,312	35,103,285	20,983,429

Dividend declared per share of common stock	$0.40	$0.40	$1.20	$1.20